UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 1, 2007

DELI SOLAR (USA), INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-12561	95-3819300
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Building 3 No 28, Feng Tai North Road Beijing, China		100071
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (86)-10-63850516

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets

    On May 18, 2007, the wholly-owned subsidiary of Deli Solar (USA), Inc. (the "Company"), Beijing Deli Solar Technology Development Co., Ltd. (“Deli Solar (Beijing)”), entered into an agreement (the “Purchase Agreement”) with Tianjin Municipal Ji County State-owned Assets Administration Commission (the “SAAC”) to purchase the SAAC’s 51% equity interest in Tianjin Huaneng Group Energy Equipment Co., Ltd. (“Tianjin Huaneng”). Tianjin Huaneng is a manufacturer of heating products such as pipes, heat exchangers, specialty heating pipes and tubes, high temperature hot blast stoves, heating filters, normal pressure water boilers, solar energy water heaters and radiators. At the time we entered into the Purchase Agreement, Tianjin Huaneng was a state-owned enterprise, with 51% of its equity held by SAAC, and the remaining 49% owned by Tianjin Huaneng’s employees.

    Under the Purchase Agreement, SAAC agreed to sell its 51% equity position to Deli Solar (Beijing) for a cash purchase price (the “Purchase Price”) of RMB24,100,000 (approximately $3,149,147) plus (i) the assumption of 51% of Tianjin Huaneng’s liabilities, (ii) a working capital contribution of a minimum of RMB20,000,000 (approximately $2,613,400), and (iii) the continued employment of Tianjin Huaneng’s then current 550 employees pursuant to new, three-year employment agreements (collectively, the “Tianjin Huaneng Acquisition”). Please see our amended Current Report on Form 8-K filed on May 23, 2007, for more information about the terms of this transaction.

    On June 13, 2007, we entered into a Securities Purchase Agreement and a number of other, related, agreements with Barron Partners L.P., a Delaware limited partnership, and two other accredited investors, in connection with a private placement transaction (the “Private Placement”) providing for the sale to the investors of: (i) 1,774,194 shares of our Series A Preferred Stock (convertible into an equal number of shares of our common stock), and (ii) 5-year warrants to purchase an aggregate of 3,548,388 shares of our common stock, for an aggregate purchase price of $2,750,000 (or $1.55 per share). The net proceeds of the Private Placement were used to finance the Tianjin Huaneng Acquisition. For more information about the Securities Purchase Agreement and the Private Placement, please see our Current Report on Form 8-K which we filed with the Securities and Exchange Commission on June 19, 2007.

    The Tianjin Huaneng Acquisition closed on July 1, 2007, and we paid $1,575,600 of the Purchase Price in July 2007.

    Subsequent to the closing, after negotiations with the SAAC based on matters that came to light during our due diligence investigation, we modified certain of the purchase terms. Specifically, by Supplemental Agreement dated August 8, 2007, the Purchase Price was reduced to RMB 12,869,315.36 (approximately $1,689,741), and pursuant to a Consulting Agreement dated August 8, 2007, we agreed to pay a consulting fee of RMB 5,860,000 (approximately $769,418) to Tianjin Wan Shi Tong Enterprise Management Consulting Co., Ltd., for its assistance in negotiating the Purchase Price reduction.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

    On August 3, 2007, Mr. Yunjun Luo resigned from his position as the Company’s director and Audit Committee member.

    On the same day, the sole remaining director of the Company, Mr. Deli Du, appointed Mr. Jianmin Li, the Company’s chief financial officer (“CFO”), also to serve as a director of the Company to fill the vacancy caused by the resignation of Mr. Luo. Mr. Jianmin Li will continue to serve as the Company’s CFO.

    Mr. Deli Du also appointed Messrs Zhaolin Ding and Zhenhang Jia to fill two of the three Board vacancies caused by the resignations of Messrs John D. Kuhns, Kelly Chow and Ravinder Soin on March 9, 2007, and to serve on the compensation committee of the Board.

    Pursuant to the Securities Purchase Agreement, the Company is obligated to cause a majority of our board of directors to be independent directors and to establish a compensation committee of which a majority will be independent directors. None of the above two new directors has had any relationship with the Company (either as a partner, stockholder or employee) in the past three years and they are qualified as independent directors as defined by rules of the Nasdaq Stock Market. The Company is presently seeking to fill the last vacancy with an individual who is qualified as an independent director.

    Each of the three new directors will receive an annual director’s fee of $20,000, payable semi-annually in arrears.

    The background of each of our three new directors is as follows:

    Jianmin Li, 38, was appointed as the Company’s Treasurer and CFO on March 31, 2005 and was appointed a director on August 3, 2007. Prior thereto, commencing October 21, 2001, he served as Senior Finance Manager for Tianjin Exist Food Co. Ltd., one of the largest distributors of fast food consumer goods in Tianjin, PRC. Mr. Li received a Bachelor’s degree in Economics from the Business College of Beijing Forestry University in 1991 and has completed the MBA program at Katholicke University Leuven Vlerick Management School in Belgium in 2001.

    Zhaolin Ding, 39, was appointed as a director on August 3, 2007. Mr. Ding is currently the director of Everbright International Executive Management Education Center, an adjunct professor of the Executive Program, School of Continuing Education, Tsinghua University and a visiting professor of executive program of Peking University and Renmin University of China. He is an officially appointed news commentator of China National Radio. He also worked as research associate in the Center for International Communication Studies of Tsinghua University. He holds an MBA degree from Harvard University, a master degree in International Journalism from China School of Journalism, He holds a bachelor degree of Law in International Affairs from the University of International Relations.

    Zhenhang Jia, 60, was appointed as a director on August 3, 2007. He has been a director on Beijing Mechanic Engineering and Reusable Energies and Vice Secretary-in-Chief of China Rural Energy Association Energy Saving Space Heating Professional Society from April 1994. He also has been vice chairman, vice secretary-in-chief of Beijing Municipal New Energy and director in Beijing Mechanics and Engineering Committee, Energy Recourses and Engineering Branch from 1995. Mr. Jia has been lecturing in his field of profession in colleges and universities for over ten years and has published two professional books such as Enterprise Energy Saving Technology and 70 papers.

Item 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

    The financial statements of Tianjin Huaneng are appended to this Current Report as exhibit 99.1 and exhibit 99.2.

(b) Pro Forma Financial Information

    Pro forma financial information concerning the acquisition of Tianjin Huaneng is appended to this Current Report as exhibit 99.3.

(c) Exhibit No.  Description of Exhibit

10.1
State-owned Equity Interest Purchase Agreement by and between Tianjin Municipal Ji County State-owned Assets Administration Commission and Beijing Deli Solar Technology Development Co., Ltd. dated May 18, 2007.

10.2
Supplementary Agreement to State-owned Equity Interest Purchase Agreement by and between Tianjin Municipal Ji County State-owned Assets Administration Commission and Beijing Deli Solar Technology Development Co., Ltd. dated August 8, 2007.

10.3	Entrustment Agreement by and between Beijing Deli Solar Technology Development Co., Ltd. and Tianjin Wanshitong Business Management Consulting Co., Ltd. dated August 7, 2007.

99.1	The unaudited Financial Statements of Tianjin Huaneng Group Energy Equipment Co., Ltd. for the six months ended June 30, 2007.

99.2	Audit Report and the audited Financial Statements of Tianjin Huaneng Group Energy Equipment Co., Ltd. for the fiscal years ended December 31, 2006 and 2005.

99.3	Unaudited pro forma financial statements of Deli Solar (USA), Inc..

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2007

Deli Solar (USA), Inc. (Registrant)

By:	/s/ Deli Du
Deli Du
Chief Executive Officer